INVESTOR PRESENTATION
SEPTEMBER 2015

Exhibit 99.1

WEST COAST



13TH & MARKET



ELEMENTS



BEACH & OCEAN

EAST COAST



ANDOVER HOUSE



100 PIER 4



DELANCEY AT SHIRLINGTON VILLAGE

UDR, Inc. (NYSE: UDR), has a demontstrated history of successfully managing, buying, selling, developing and redeveloping attractive real estate properties in primary U.S. markets

- S&P 400 Company
- $13 Billion Enterprise
- 2015 Annualized Dividend of $1.11,~3.5% Yield

CFO:

Tom Herzog | 720.283.6139

Investor Relations:

Shelby Noble | 720.922.6082

Opening doors to the future®

TABLE OF CONTENTS



Capitol View on 14th – Washington, DC
Wholly-Owned

ABOUT UDR, INC.

UDR STATS [1]

- Established in 1972
- 22 Markets
- 174 Communities
- 49,322 Homes
- Same-Store Revenue per Occupied Home: $1,703
- Total Portfolio Revenue per Occupied Home: $1,885
- Average Age of Communities: 17 years
- Approximately 45% / 55% A / B Property Quality and 50% / 50% Urban / Suburban Locations
- $1.1 Billion Development Pipeline (69% Funded); 100% in Coastal Markets
- 171 Consecutive Quarters Paying a Dividend
- $13 Billion Enterprise Value

UDR'S MARKET COMPOSITION AND PORTFOLIO



Northeast
% of SS NOI: 13%
% of Total NOI: 19%
Development: $218M
Mid-Atlantic
% of SS NOI: 24%
% of Total NOI: 21%
Development: $127M
Seattle
Portland
San Francisco
Monterey Peninsula
Los Angeles
Inland Empire
O.C.
San Diego
Denver
Dallas
Austin
Boston
New York
Philadelphia
Metro Washington, DC
Baltimore
Richmond
Norfolk
Nashville
Orlando
Tampa
West Coast:
% of SS NOI: 42%
% of Total NOI: 42%
Development: $722M
Southwest:
% of SS NOI: 7%
% of Total NOI: 7%
Southeast:
% of SS NOI: 14%
% of Total NOI: 11%

(1) As of June 30th, 2015. Inclusive of wholly-owned homes, homes in development, preferred equity investments and joint venture homes at 100%.
Source: Company documents.

RECENT HIGHLIGHTS



Savoye – Dallas, TX
UDR/MetLife Vitruvian Park® Joint Venture

1 **GENERATED STRONG SECOND QUARTER 2015 SAME-STORE RESULTS**

- 2Q 2015 SS Revenue Growth: 5.4% versus 5.0% for the multifamily peer REIT average
- 2Q 2015 SS NOI Growth: 6.8% versus 6.3% for the multifamily peer REIT average

2 **INCREASED FULL-YEAR 2015 EARNINGS AND SAME-STORE GROWTH GUIDANCE**

- FFO as Adjusted and AFFO per share guidance ranges increased $0.02 at the midpoints
- SS Revenue Growth guidance range: 5.00 to 5.50% (+75 bps at the midpoint)
- SS NOI Growth guidance range: 5.75 to 6.75% (+100 bps at the midpoint)

3 **ENTERED INTO AN AGREEMENT TO ACQUIRE UP TO $908M OF WASHINGTON, DC COMMUNITIES**

- Opportunity to acquire up to six communities in exchange for a combination of newly issued UDR common OP units at $35 per unit, $90M of debt, $230M-$250M of Section 1031 exchanges and $10M-$30M in cash

4 **COMPLETED TWO DEVELOPMENT PROJECTS AND STARTED ONE ADDITIONAL**

- Completed the $218M 100 Pier 4 development in Boston's Seaport with a projected stabilized spread of 250 bps over current market cap rates
- Completed the $92M Steele Creek Participating Loan in Denver's Cherry Creek submarket
- Commenced the 516-home, $342M Pacific City development in Huntington Beach, CA

5 **ISSUED $100M OF COMMON STOCK AT A NET PRICE OF $35 PER SHARE**

6 **SOLD $110M OF NON-CORE COMMUNITIES IN 2Q 2015**

- Sold 3 communities at a 5.7% blended cash flow cap rate that were 30 years old on average and located in Orlando, Tampa and Portland

7 **ISSUED $300M OF 4.00% SENIOR UNSECURED NOTES DUE 2025 WITH A YIELD TO MATURITY OF 4.03%**

8 **RECENT OPERATING TRENDS**

SS GROWTH	NEW LEASE	RENEWAL	OCCUPANCY
July-September 2015[(1)]	7.6%	7.3%	96.6%
July-September 2014[(1)]	4.5%	5.2%	96.8%

- Move-outs to home purchase at 13% in 2Q15, in-line with UDR's long-term average
- See pages 23 and 24 for market-level operating trend detail

(1) July 1st through September 13th.
Source: Company documents.

STRATEGIC OBJECTIVES - OVERVIEW

We remain focused on executing UDR's long-term strategic objectives that will continue to generate safe, consistent cash flow growth and optimize shareholder value

1 Drive organic growth / expand margins and improve resident / associate satisfaction through our best-in-class operating platform

2 Allocate capital to accretive opportunities, including development, that strengthen our market mix and portfolio quality



3 Accretively fund growth and maintain a strong and flexible balance sheet

Generate High-Quality Cash Flow Growth to Grow the Dividend and NAV per share

Drive Total Shareholder Return (TSR)

OPERATIONS

Drive organic growth and improve resident / associate satisfaction through our best-in-class operating platform



Garrison Square – Boston, MA
Wholly-Owned

OPERATIONAL EXCELLENCE

Our best-in-class operating platform is a competitive advantage that differentiates UDR and continues to generate strong results versus peers

ACCELERATING NEW LEASE AND RENEWAL GROWTH YTD…

	Effective YOY SS New Lease Rate Growth		Effective YOY SS Renewal Lease Rate Growth	
	2015	2014	2015	2014
January	3.5%	0.1%	5.0%	4.9%
February	4.1%	1.0%	5.7%	5.2%
March	5.0%	1.9%	6.2%	5.4%
April	6.4%	2.6%	6.8%	5.9%
May	8.6%	3.9%	7.1%	5.3%
June	8.0%	4.0%	7.0%	5.3%
July	7.9%	4.1%	7.3%	5.1%
August	7.6%	4.9%	7.5%	5.1%

… LED TO STRONG REVENUE GROWTH WHICH HAS OUTPACED THAT OF PEERS SINCE INITIATING OUR STRATEGIC PLAN IN 2013(1)


5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
UDR
Peer Average

(1) Excludes historical BRE and CLP results.
Source: Company and peer documents.

OPERATIONS – OPERATING INITIATIVES

Operating efficiencies that boost revenue growth or reduce expense growth are in UDR's DNA. The potential bottom-line impact from some of our current operating initiatives is quantified below

1 REDUCE DAYS VACANT

- 5 days recovered since 2012

2014 AVG. DAYS VACANT
~21 Days
LONG-TERM GOAL
~18 Days

POTENTIAL IMPACT OF 5 DAY REDUCTION

5 LESS DAYS VACANT **x** # OF SS APARTMENT HOMES (~36K) **x** AVG. TURNOVER (~52%) **x** AVG. DAILY RENT (~$55) **=**

~$5.1M IN ADDITIONAL NOI

2 INCREASE MAINTENANCE STAFF EFFICIENCY

- Use efficiency gains to bring more R&M work in-house
- Approximately 50 minutes per day recovered since 2012

RECOVERED HOURS TO-DATE
~50 Minutes
HOURS STILL TO RECOVER
~1.5-2.0 Hours

POTENTIAL IMPACT OF 0.85 HOURS RECOVERED

50 MINUTES RECOVERED **x** AVG. HOURLY RATE FOR 3RD-PARTY WORK (~$40) **x** WORK DAYS IN A YEAR (220) **x** SIZE OF MAINTENANCE STAFF (~360) **=**

~$2.7M IN ADDITIONAL NOI

3 RESURRECT DISCARDED RENTAL LEADS

- Use a corporate outbound call center to reach out to discarded rental leads to gauge interest
- ~400 incremental leases sourced in 2014

2014 INCREMENTAL LEASES GENERATED BY CORPORATE CALL CENTER
~400

POTENTIAL IMPACT OF 400 LEASES

OF INCREMENTAL LEASES (~400) **x** AVG. ANNUAL SS REVENUE PER LEASE (~19,500/YR) **x** MID-YEAR CONVENTION **=**

~$3.9M IN ADDITIONAL NOI

We continue to explore additional efficiency opportunities in order to maintain our competitive advantage in operations

Source: Company documents.

CAPITAL ALLOCATION

Allocate capital to accretive growth opportunities that strengthen our market mix, portfolio quality and growth rate



Columbus Square – New York, NY
UDR/MetLife II Joint Venture

CAPITAL ALLOCATION - DEVELOPMENT

UNDERWAY AND COMPLETED, NON-STABILIZED DEVELOPMENT

- **Size:** 2,563 homes at 100%
- **Cost:** $1.1B, $541K per home at 100%
- **Spent to Date:** $612M (~69% of equity commitment)
- Wtd. avg. yield vs. cap rate spread of ~210bps

- **Completion timeline of remaining underway development:**
  - **2016**: $162M
  - **2017**: $166M
  - **2018**: $342M

WEST COAST DEVELOPMENT JV

- **Size:** 1,533 homes at 100%
- **Going In Value:** $559M (UDR Share: $271M), $364K per home at 100%

- **Completion timeline of remaining underway development:**
  - **2016**: $215M
  - **2017**: $56M


Seattle
2 West Coast JVs, $86M
1 land parcel
Boston
1 completed asset, $218M
2 land parcels, 2 entitled
San Francisco
2 underway assets, $212M
1 land parcel
Los Angeles
1 underway asset, $54M
1 West Coast JV, $61M
5 land parcels, 2 entitled
Metro Washington, DC
1 completed asset, $127M
Orange County
2 underway assets, $405M
2 West Coast JVs, $124M
1 completed asset, $52M
Dallas
2 land parcels (2), 2 entitled

SHADOW PIPELINE

UDR WHOLLY-OWNED LAND STATS (1)

- **Parcels:** 5 total; 3 entitled
- **Locations:** Boston, Dallas, Los Angeles
- **Cost Basis:** $77M
- **Potential Homes:** 600-900 homes
- **Potential Construction Cost:** $400-$500M

UDR/METLIFE JV LAND STATS AT 100%

- **Parcels:** 6 total; 3 entitled
- **Locations:** Seattle, Los Angeles, SF Bay Area, Dallas
- **Cost Basis:** $157M; UDR share is $47M
- **Potential Homes:** 2,800-3,200 homes
- **Potential Construction Cost:** $750-$850M; UDR share: $400-$500M

POTENTIAL SHADOW PIPELINE VALUE CREATION FOR UDR: $400 TO $450M

(1) Includes consolidated joint ventures of which UDR owns 95%.
(2) A portion of the Dallas land is wholly-owned and a portion is held in the UDR/MetLife Vitruvian Park® Joint Venture.
Note: Dollar amounts presented at UDR's ownership interest unless otherwise noted.
Source: Company documents.

CAPITAL ALLOCATION – VALUE CREATION

Development remains our most attractive capital allocation opportunity

Targeted Average Initial Returns Available to UDR


Acq.
Market Cap Rate: 4.5%
Dev.
+175bp Spread
= Stabilized Yield: 6.3%
2%
3%
4%
5%
6%
7%
8%

Cash flow/sh and NAV/sh growth are expected to remain strong as developments stabilize

Under Construction Developments – $670M
+ Completed, Non-Stabilized Developments – $396M
= Development Pipeline – $1.1B
+ Stabilized, Non-Mature Developments[1] – $381M
= Total Development – $1.4B is expected to create ~$400-500M in NAV

Expected Development Cash Flow Generation


Average '15E / '16E development drag / accretion
Annual est. accretion upon stabilization
$0.05
$0.00
($0.05)
($0.03)
$0.03
$0.07
Drag
Accretion
Accretion

Expected NAV/sh Accretion


$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$2.10
Accretion

West Coast Development Joint Venture Initial all-in price– $271M
+ Steele Creek Participating Debt Investment– $92M
= Total Additional Investment – $363M is expected to create ~$80M in NAV

(1) Includes Channel @ Mission Bay – San Francisco, 13th & Market – San Diego, Fiori – Dallas, Domain College Park – College Park, MD and Los Alisos – Mission Viejo, CA.
Source: Company documents.

DEVELOPMENT PROGRESS

PROGRESS OF DEVELOPMENT PROJECTS

- In aggregate, our pipeline's weighted average spread between estimated stabilized yields and current cap rates is between 210 to 215 basis points, above the high-end of our 150 to 200 basis point targeted range

Development Project (1) Performance


Under Construction / In Lease-Up
Stabilized
Fiori, (Dallas) $48M
Domain College Park, (DC) $61M
DelRay Tower, (DC) $127M
13th & Market, (SD) $37M
Beach & Ocean, (OC) $52M
Los Alisos, (OC) $88M
Pacific City, (OC) $342M
Wtd. Avg.
2801 Kelvin, (OC) $63M
100 Pier 4, (Boston) $218M
3033 Wilshire, (LA) $54M
Domain Mountain View, (SF) $50M
399 Fremont (SF), $162M
Channel @ Mission Bay, (SF) $147M
(50)
-
50
100
150
200
250
300
350
400
450
Below
In-Line
Above
Estimated Spread Between Trended Yield and Current Market Cap Rate

LEASE-UP PROGRESS

PROJECT	MARKET	# OF HOMES	QTR OF INIT. OCCUPANCY	% LEASED AS OF 9/13/15	% OCCUP. AS OF 9/13/15
DelRay Tower	Washington, DC Metro	332	3Q 2014	92.8%	87.4%
Steele Creek	Denver, CO	218	2Q 2015	73.9%	61.5%
100 Pier 4	Boston, MA	369	1Q 2015	90.5%	86.7%

(1) Chart excludes Steele Creek – Denver, CO and the West Coast Development Joint Venture. Size of dot indicates relative $ size, at UDR's pro-rata share, of the development project.

Source: Company documents.

UDR'S DEVELOPMENTS

Some of our recent developments are presented below

STABILIZED, NON-MATURE DEVELOPMENTS



13th & Market I San Diego, CA
Completed: 2013



Los Alisos I Mission Viejo, CA
Completed: 2014



Channel @ Mission Bay
San Francisco, CA
Completed: 2014

COMPLETED, NON-STABILIZED DEVELOPMENTS



100 Pier 4 I Boston, MA
Completed: 2015



Beach & Ocean I Huntington Beach, CA
Completed: 2014

UNDER CONSTRUCTION DEVELOPMENTS



3033 Wilshire I Los Angeles, CA
Estimated Completion: 2017



Pacific City I Huntington Beach, CA
Estimated Completion: 2018



399 Fremont I San Francisco, CA
Estimated Completion: 2016

WEST COAST DEVELOPMENT JV


12th and Olive – Los Angeles, CA
West Coast Development Joint Venture

UDR INVESTED $136 MILLION FOR A 48% INTEREST IN A PORTFOLIO OF FIVE[1] COMMUNITIES UNDER CONSTRUCTION. THE TRANSACTION CLOSED IN MAY 2015 AND IS BENEFICIAL IN NUMEROUS WAYS:

- 6.5% preferred return – Immediately accretive to FFO per share ($0.01 per year)
- Avoids earnings drag associated with typical development projects
- Increases exposure to high-quality communities located in our core, coastal markets with favorable multifamily supply/demand fundamentals
- Our partner ("The Wolff Company") has provided certain guaranties and is allocated all economics during the pre-stabilization period
- Accelerated ability to exercise our purchase options, ranging from 20 to 34 months from closing in markets that typically have 4 to 5 year development cycles
- If all five communities are acquired, NAV creation is estimated at approximately $80 million

Community	Location	Homes	Avg. Home Size	Going-In Valuation ($M)	UDR's share of Going-In Valuation ($M)	All-In Price with Option ($M)	All-In Price per Home ($000)[5]	Constr. Start	Est. Compl. Date	Est. Stabil. Date
8th & Republican[2,4]	Seattle	211	768	$97	$47	$103	$449	3Q14	1Q16	1Q17
Katella Grand I	Orange County	399	996	138	68	146	365	4Q13	1Q16	1Q17
Columbia City[3]	Seattle	244	889	80	39	85	350	3Q14	1Q16	3Q16
12th & Olive[2,4]	Los Angeles	293	685	129	61	141	448	2Q14	3Q16	4Q17
Katella Grand II	Orange County	386	819	115	56	123	318	4Q14	2Q17	2Q18
Total		**1,533**	**844**	**$559**	**$271**	**$597**	**$381**			

(1) There is a 6th asset under discussion with our partner that we may add, which would represent an approximate 20% increase to both our initial all-in price and investment.
(2) There is a co-investor, separate from UDR or The Wolff Company, that has a small ownership interest.
(3) UDR will have an option to acquire an interest in the second phase that is adjacent to the first phase.
(4) Retail component of these communities consists of 13,600 and 15,500 square feet for 8th & Republican and 12th & Olive, respectively.
(5) Excludes retail.
Source: Company documents.

WEST COAST DEVELOPMENT JV

The West Coast JV developments are presented below

UNDER CONSTRUCTION DEVELOPMENTS


12th and Olive | Los Angeles, CA
Estimated Completion: Q3 2016


8th and Republican | Seattle, WA
Estimated Completion: Q1 2016
Republican St


Columbia City | Seattle, WA
Estimated Completion: Q1 2016


Katella Grand I | Orange County, CA
Estimated Completion: Q1 2016


Katella Grand II | Orange County, CA
Estimated Completion: Q2 2017

JOINT VENTURES


current

Current – San Diego, CA
UDR/MetLife II Joint Venture

UDR HAS TWO OPERATING JV RELATIONSHIPS THAT COMPRISE $3.3 BILLION [1,2] OF APARTMENT COMMUNITIES. THESE RELATIONSHIPS:

- Provide a stable source of favorably priced, long-term capital
- Reduce effective cost of capital while enhancing returns via promotes and fee income

UNCONSOLIDATED JV	SIZE ($M) [1,2]	OWN. INTEREST	TYPE
MetLife	$3,025	49%	Long-term partnership in high-quality, core assets
Operating	$2,532	50%	Long-term partnership in high-quality, core operating assets
Development	$336	51%	399 Fremont - San Fran.; Residences at 2801 Kelvin - Orange County; 3033 Wilshire - Los Angeles; DMV - San Fran.
Land	$157	30%	6 land sites in long-term development partnership
Kuwait Finance House	$284	30%	Medium-term partnership focused on Washington, DC

UDR sold its 20% interest in its Texas JV in January 2015. Proceeds totaled ~$400M at 100%. UDR received proceeds of ~$43M from the sale inclusive of a promoted interest and fees. UDR's unlevered IRR over the hold period was ~14%.


2Q 2015 YOY JV SS Rev. Growth(1)
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
4.7%
-2.6%
4.0%
5.4%
UDR/ML
UDR/KFH
Wt. Avg.
UDR SS


2Q 2015 Joint Venture ROIC and ROE
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
5.9%
7.7%
ROIC
ROE

(1) As of June 30th, 2015.
(2) Measured at gross book value at 100%.
Source: Company documents.

WASHINGTON, DC ACQUISITION


Courts at Huntington Station


1200 East West

UDR RECENTLY ANNOUNCED AN AGREEMENT TO PURCHASE SIX COMMUNITIES VALUED AT APPROXIMATELY $908 MILLION IN THE RECOVERING WASHINGTON, DC MARKET. THE TRANSACTION IS EXPECTED TO CLOSE IN THE FOURTH QUARTER OF 2015[1]. THE TRANSACTION PROVIDES SEVERAL BENEFITS:

- Opportunity to acquire four newly constructed or recently redeveloped apartment communities and two communities with potential redevelopment opportunities
- Utilization of UDR's best-in-class operating platform can generate operating efficiencies in the communities acquired, with additional upside for properties with redevelopment potential
- Estimated year-one cap rate on the transaction is approximately 5.2%
- Funded through a combination of $565 million UDR OP units issued at $35 per unit, the assumption of $90 million of debt, $230-$250 million of Section 1031 exchanges and $10-$30 million in cash
- UDR OP units are issued in line with NAV with no associated issuance costs
- Transaction is consistent with UDR's Two Year Strategic plan, as it provides: increasing cash flow per share, equity issuance at or above NAV and improving balance sheet metrics

Community	Quality	Type	Location	Homes	Value ($M)	Debt ($M)	Equity ($M)	Year Completed/ Rehab	Occ.[2]	Revenue per Occ. Home[2]
Eleven55 Ripley	A	High-Rise	Silver Spring	379	$126	$-	$126	2014	88%	$2,140
1200 East West	A	High-Rise	Silver Spring	247	82	-	82	2010	96%	1,974
Courts at Huntington Station	A	Podium	Alexandria	421	147	-	147	2011	94%	2,130
Arbor Park of Alexandria	B	Garden	Alexandria	851	210	90	120	1969/2015	80%	1,831
The Courts at Dulles	B	Garden	Herndon	411	100	-	100	2000	98%	1,697
Newport Village	B	Garden	Alexandria	937	243	-	243	1968	96%	1,747
Total				**3,246**	**$908**	**$90**	**$818**		**91%**	**$1,876**

(1) The closing of the transaction is subject to certain customary closing conditions, including the satisfaction (or waiver) of certain closing conditions to the merger between Lone Star Funds and Home Properties, Inc.
(2) As of June 30th, 2015.
Source: Company documents.



388 Beale – San Francisco, CA
Wholly-Owned

BALANCE SHEET

Maintain a strong and flexible Balance Sheet while seeking to further improve our metrics over time

BALANCE SHEET AND FUNDING SOURCES

By year-end 2016, we expect to achieve our target leverage profile…

METRIC	YE 2014A	YE 2015E	YE 2016E
Debt-to-assets	38.6%	36% to 38%	34% to 36%
Net debt-to-EBITDA	6.5x	5.8x to 6.2x	5.4x to 5.8x
Fixed Charge Coverage	3.6x	3.6x to 4.0x	3.8x to 4.2x

…as we also continue to improve our credit profile and lower our debt financing costs

INVESTMENT GRADE UNSECURED RATINGS

- **Moody's:** Upgraded to Baa1, stable outlook – 3Q 2014
- **S&P:** Upgraded to BBB+, stable outlook – 2Q 2015

In 2015 and 2016 we will continue to fund development and land acquisitions. Our capital needs are reasonably sized in both years

SOURCES ($ IN MILLIONS)(1)	2015E	2016E
New Debt & Equity and Sales Proceeds	$750 to $900	$500 to $650
Construction Loan Proceeds	$120 to $140	$25 to $75
AFFO in Excess of Revenue Enhancing Capex and Dividends and Other	$100 to $135	$90 to $125
Total	**$975 to $1,175**	**$625 to $825**

USES ($ IN MILLIONS)(1)	2015E	2016E
Development and Redevelopment	$(325) to $(375)	$(400) to $(450)
Acquisitions	$(160) to $(250)	$(0) to $(150)
Debt Maturities	$(516)	$(214)
Total	**$(975) to $(1,175)**	**$(625) to $(825)**

(1) As of June 30th, 2015. Excludes Washington, DC acquisition.
Source: Company documents.



CASH FLOW, DIVIDEND AND NAV GROWTH

Generate high-quality Cash flow growth to drive dividend and NAV per share growth

Elements Too – Seattle, WA
Wholly-Owned

CASH FLOW, DIVIDEND & NAV GROWTH

After strong AFFO/sh growth in 2014, solid operating results and development earn-in (somewhat offset by reloading the development pipeline) are driving cash flow, dividend and NAV growth in 2015


AFFO/sh Growth (1)
11%
9%
7%
5%
10%
8.5-10.5%
6-9%
UDR 2014A
UDR 2015E
UDR 2016E


NAV/sh Growth (2)
12%
10%
8%
6%
8-10%
8-10%
UDR 2015E
UDR 2016E

Components of UDR's 2015E AFFO/sh growth at 9.5% growth midpoint


14%
12%
10%
8%
6%
4%
2%
0%
-2%
-4%
-6%
Debt Refinancings: 1%
Development Earn-in: 3%
SS/Non-SS NOI: 9%
West Coast Development JV: 0.5%
Other, net (3): (4.0)%
Nets to 9.5% growth at the midpoint

(1) Dividend/sh is expected to grow with AFFO/sh in 2015 and 2016.
(2) Flat cap rate expectation.
(3) Other, net includes impact from lower income tax benefit, loss of Texas JV FFO due to sale, G&A due to LTI outperformance, and other misc. items.
Source: Company documents and forecasts.

2015 GUIDANCE (1)


Domain at College Park– Washington, DC
Stabilized Non-Mature

EARNINGS PER SHARE GUIDANCE	3Q 2015E	FULL-YEAR 2015E
FFO per common share	$0.39 to $0.41	$1.64 to $1.68
FFO as Adjusted per common share	$0.39 to $0.41	$1.63 to $1.67
Adjusted Funds from Operations (“AFFO”)	$0.34 to $0.36	$1.46 to $1.50
Annualized Dividend per common share		$1.11

SAME-STORE GUIDANCE		FULL-YEAR 2015E
Revenue growth		5.00% to 5.50%
Expense growth		2.50% to 3.00%
NOI growth		5.75% to 6.75%
Physical occupancy		96.5%

SOURCES OF FUNDS ($M)		FULL-YEAR 2015E
Sales Proceeds and Debt and Equity Issuances		$750 to $900
Construction Loan Proceeds		$120 to $140
AFFO in Excess of Rev. Enhancing Capex and Dividends and Other		$100 to $135

USES OF FUNDS ($M)		FULL-YEAR 2015E
Debt maturities		$(516)
Development and Redevelopment		$(325) to $(375)
Acquisitions		$(160) to $(250)

(1) As of June 30th, 2015. Excludes Washington, DC acquisition.
Source: Company documents.

OPERATING TRENDS UPDATE [1]

	% Total NOI	% SS NOI	Effective YOY SS New Lease Rate Growth		Effective YOY SS Renewal Lease Rate Growth		Annualized SS Turnover as of September 13	
Same-Store (SS) Market	2Q15	2Q15	QTD 3Q15[1]	QTD 3Q14[1]	QTD 3Q15[1]	QTD 3Q14[1]	YTD 2015	YTD 2014
New York	13.0%	8.4%	9.0%	4.5%	6.2%	4.4%	43.8%	46.3%
Washington, DC	12.9%	14.0%	1.0%	-2.0%	4.1%	3.5%	46.2%	44.9%
Orange County	12.9%	12.5%	8.3%	4.5%	7.5%	4.6%	61.1%	59.3%
San Francisco Bay Area	11.9%	11.4%	12.3%	9.8%	10.1%	8.6%	57.2%	49.8%
Seattle	6.7%	5.3%	13.7%	9.7%	10.0%	6.4%	53.4%	52.4%
Boston	5.3%	4.7%	6.0%	7.1%	6.6%	6.9%	49.1%	46.6%
Baltimore	4.7%	5.7%	-0.3%	0.5%	5.3%	4.5%	50.7%	54.3%
Dallas	4.7%	4.9%	6.8%	2.2%	6.9%	5.2%	57.7%	55.1%
Los Angeles	4.1%	5.1%	10.5%	5.6%	10.0%	4.9%	54.5%	52.8%
Tampa	3.4%	4.5%	8.0%	3.8%	7.7%	4.3%	55.7%	55.8%
Orlando	3.3%	4.4%	11.7%	5.6%	7.2%	6.2%	53.3%	55.8%
Nashville	3.1%	4.1%	9.4%	6.1%	6.2%	4.3%	57.3%	56.0%
Other S. CA	2.7%	2.4%	4.5%	5.6%	6.6%	6.0%	61.4%	59.6%
Monterey Peninsula	2.6%	3.5%	18.2%	9.1%	14.0%	5.1%	52.9%	47.4%
Austin	2.3%	2.3%	5.9%	1.7%	6.2%	4.5%	49.1%	53.1%
Richmond	2.2%	2.9%	2.4%	1.5%	5.9%	3.4%	58.0%	57.3%
Norfolk	1.0%	1.4%	-0.6%	1.2%	4.5%	4.4%	56.5%	54.4%
Portland	0.8%	1.0%	21.8%	10.7%	12.8%	6.6%	55.1%	52.7%
Total / SS Wtd. Avg.	**97.6%**	**98.5%**	**7.6%**	**4.5%**	**7.3%**	**5.2%**	**54.0%**	**53.0%**

(1) July 1st through September 13th.
Source: Company documents.

2015 MARKET GROWTH EXPECTATIONS


West Coast:
% of SS NOI: 42%
% of Total NOI: 42%
UDR Same-Store Markets Revenue Growth(1)
Northeast
% of SS NOI: 13%
% of Total NOI: 19%
Seattle
Portland
Boston
Mid-Atlantic
% of SS NOI: 24%
% of Total NOI: 21%
New York
San Francisco
Metro Washington, DC
Baltimore
Monterey Peninsula
Richmond
Norfolk
Los Angeles
Nashville
O.C.
Other SoCal
Dallas
Orlando
Austin
Tampa
> 5.50% Revenue Growth
5.00% to 5.50% Revenue Growth
<5.00% Revenue Growth
Southwest:
% of SS NOI: 7%
% of Total NOI: 7%
Southeast:
% of SS NOI: 14%
% of Total NOI: 11%

Market	% of 2Q15 SS NOI	% of 2Q15 Total NOI	Market	% of 2Q15 SS NOI	% of 2Q15 Total NOI	Market	% of 2Q15 SS NOI	% of 2Q15 Total NOI
Austin	2.3%	2.3%	New York	8.4%	13.0%	Richmond	2.9%	2.2%
Baltimore	5.7%	4.7%	Norfolk	1.4%	1.0%	Monterey Peninsula	3.5%	2.6%
Boston	4.7%	5.3%	O.C.	12.5%	12.9%	Seattle	5.3%	6.7%
Dallas	4.9%	4.7%	Orlando	4.4%	3.3%	SF Bay Area	11.4%	11.9%
Los Angeles	5.1%	4.1%	Oth. S. CA	2.4%	2.7%	Tampa	4.5%	3.4%
Metro Wash., DC	14.0%	12.9%	Portland	1.0%	0.8%	**TOTAL**	**98.5%**	**97.6%**
Nashville	4.1%	3.1%						

Non-Core Markets: Monterey Peninsula and Norfolk.

(1) Revenue growth based on UDR's current 2015 market-level forecast.
Source: Company documents.


NOW LEASING
NOW LEASING

Acoma – Denver, CO
UDR/MetLife II Joint Venture

APARTMENT FUNDAMENTALS

APARTMENT FUNDAMENTALS (DEMAND)

DEMOGRAPHIC TRENDS SIGNAL CONTINUED AND SUSTAINABLE DEMAND FOR RENTAL HOUSING

22-35 year olds comprise the primary renter cohort with a 60%+ propensity to rent. This cohort is forecast to grow through 2025


22-35 Year Old Population (M)
68
65
62
59
56
53
'10
'14
'15E
'20E
'25E
'30E

In addition to population growth, jobs are a primary multifamily demand driver. Job growth is forecast to remain strong in 2015 and 2016


U.S. Employment Growth
3.0%
1.0%
-1.0%
-3.0%
-5.0%
2007
2008
2009
2010
2011
2012
2013
2014
2015E
2016E


Job Growth by Age Cohort Indexed at 100 at YE 2005
20-34 Yrs.
35-44 Yrs.
45-54 Yrs.
55+ Yrs.
135
115
95
75
2005
2007
2009
2011
2013

New multifamily supply is expected to be slightly elevated versus historical norms in 2015 before declining in 2016


National Multifamily Completions (000s)
2015E-2016E Avg.: 346K
To average the number of completions from 1997-2008, 350K additional multifamily homes were needed from 2009-2014
1997-2008 Avg.: 313K
400
350
300
250
200
150
100
2.0%
1.5%
1.0%
0.5%
0.0%
263
281
322
318
298
303
308
312
322
352
347
324
267
109
122
166
257
292
372
319
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015E
2016E
Completions (lt. axis)
'97-'08 Avg. (lt. axis)
'15E-'16E Avg. (lt. axis)

Source: U.S. Census Bureau, Axiometrics, Moody's and Bureau of Labor Statistics.

APARTMENT FUNDAMENTALS (MF SUPPLY)

Our portfolio is well positioned when comparing expected job growth to new supply in our major markets from 2015 through 2016



Not enough jobs to absorb expected new supply(1)
More than enough jobs to absorb expected new supply(1)
16%
12%
8%
4%
0%
'15E-'16E Cumulative Market Rent Growth per Axiometrics
San Francisco
Seattle
Dallas
Austin
National
Other S. CA
Los Angeles
Orange County
New York
Boston
Baltimore
Washington, DC
0.50
0.75
1.00
1.25
1.50
1.75
2.00
2.25
2.50
2.75
3.00
3.25
3.50
3.75
Demand/Supply Ratio '15E-'16E

Augmenting these favorable supply/demand fundamentals are our better-than-average "walkability (2)" scores versus the peer group

MARKET	UDR AVG. WALK SCORE	PEER AVG. WALK SCORE	UDR > PEER AVG.
Austin	57	32	✓
Boston	34	57	✗
Dallas	50	53	✗
Los Angeles	78	73	✓
Metro DC	65	51	✓
New York	97	79	✓
Orange Cty	64	50	✓
San Francisco	69	65	✓
Seattle	72	61	✓

Green = Ahead; ←→ = In-Line; Red = Behind

(1) Size of dots represents UDR's total NOI concentration in a market. Includes joint venture homes at UDR's pro-rata ownership interest. Excludes core markets that contribute less than 1% of NOI.
(2) Walk score measures the walkability of any location based on surrounding retail, entertainment, etc. on a 0 to 100 scale.
Source: Axiometrics, Bureau of Labor Statistics, Moody's Analytics and Walk Score.

APARTMENT FUNDAMENTALS (SF HOUSING)

The homeownership rate continues to decline. Every 1% drop in the homeownership rate results in approximately 1.1M new renters



U.S. Homeownership Rate
70.0%
68.0%
66.0%
64.0%
62.0%
69.0%
63.4%
'90
'92
'94
'96
'98
'00
'02
'04
'06
'08
'10
'12
'14

Still, single-family housing is recovering at a slow, measured pace from its near-term nadir reached in early 2009, but softer than expected demand thus far has been disappointing versus economists' forecasts



National SF Permits (000s) - SAAR
1,200
1,000
800
600
400
200
2007
2008
2009
2010
2011
2012
2013
2014
2015
National SF Permits (000s) - SAAR

Despite similar increases in rent and mortgage payments, homeownership rates continue to decline leading to a higher propensity to rent



12%
10%
8%
6%
4%
2%
0%
-2%
-4%
10%
5%
7%
10%
6%
6%
5%
5%
5%
7%
3%
6%
1%
3%
0%
5%
-1%
3%
-3%
1%
Dallas
San Fran.
San Diego
National
Seattle
L.A.
Boston
O.C.
NYC
Metro DC
YOY Mortgage Payment Increase(1)
YOY Rent Increase(1)

(1) As of Sep 10th, 2015.
Source: U.S. Census Bureau, Axiometrics, National Association of Realtors and Freddie Mac.

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO"): The Company defines AFFO as FFO as Adjusted less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to UDR, Inc. to AFFO is provided on page 33 of this presentation.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Discontinued Operations: Effective January 1, 2014, UDR prospectively adopted Accounting Standards Update ("ASU") No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, for all communities not previously sold or classified as held for sale. ASU 2014-08 incorporates into the definition of a discontinued operation a requirement that a disposition represent a strategic shift in an entity's operations, which resulted in UDR no longer classifying the sale of communities as a discontinued operation. Communities that meet the criteria to be classified as held for disposition subsequent to the adoption of ASU 2014-08 are presented as held for disposition in the Consolidated Balance Sheet for the current period, but do not meet the criteria to be classified as discontinued operations in accordance with ASU 2014-08.

Prior to the prospective adoption of ASU 2014-08, FASB ASC Subtopic 205.20, required, among other things, that the primary assets and liabilities and the results of operations of UDR's real properties that have been sold or are held for disposition, be classified as discontinued operations and segregated in UDR's Consolidated Statements of Operations and Consolidated Balance Sheets. Consequently, the primary assets and liabilities and the net operating results of those properties sold or classified as held for disposition prior to January 1, 2014 are accounted for as discontinued operations for all periods presented. This presentation does not have an impact on net income available to common stockholders, it only results in the reclassification of the operating results within the Consolidated Statements of Operations for the period ended June 30, 2014, and the reclassification of the assets and liabilities within the Consolidated Balance Sheet as of December 31, 2014.

During the twelve months ended December 31, 2014, UDR sold one commercial property that was classified as real estate held for disposition prior to the adoption of ASU 2014-08 and is therefore presented as a discontinued operation. The results of operations for these properties are classified on the Consolidated Statements of Operations on Attachment 1 of the Company's quarterly supplemental disclosure in the line item entitled "Income from discontinued operations, net of tax".

In thousands	2Q 2015	2Q 2014	YTD 2015	YTD 2014
Rental income	$ -	$ 78	$ -	$ 126
Rental expenses	-	89	-	214
Property management	-	2	-	3
Real estate depreciation	-	-	-	-
Other operating expenses	-	9	-	18
Non-property (income)/expense	-	-	-	-
Total expenses	-	100	-	235
Income before net impairment of real estate held for disposition and net gain on the sale of depreciable property	-	(22)	-	(109)
Net gain on the sale of depreciable property, net of tax	-	-	-	-
Income tax benefit/(expense)	-	40	-	40
Income/(loss) from discontinued operations, net of tax	$ -	$ 18	$ -	$ (69)

Effective New Lease Rate Growth: The Company defines effective new lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers effective new lease rate growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines effective renewal lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Management considers effective renewal lease rate growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion: The Company defines estimated quarter of completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio: The Company defines Fixed Charge Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, TRS income tax, divided by total interest plus preferred dividends.

Management considers fixed charge coverage a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise fixed charge coverage is provided on page 32.

Funds From Operations as Adjusted: The Company defines FFO attributable to common stockholders and unitholders as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, casualty-related expenses and recoveries, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to UDR, Inc. to FFO as Adjusted is provided on page 33 of this presentation.

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating units.

Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO as net income attributable to common stockholders and unitholders, excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, unvested restricted stock, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

Activities of our taxable REIT subsidiary (TRS), include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to UDR, Inc. to FFO is provided on page 33 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio: The Company defines Interest Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, TRS income tax, divided by total interest.

Management considers interest coverage ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise interest coverage ratio is provided on page 32 of this presentation.

Joint Venture Reconciliation at UDR's Weighted Average Pro-Rata Ownership Interest

In thousands	2Q 2015	YTD 2015
Income/(loss) from unconsolidated entities	$ (573)	$ 58,586
Management fee	1,003	1,984
Interest expense	7,841	15,625
Depreciation	10,017	19,867
General and administrative	351	533
Other income/expense	(922)	(1,851)
Gain on sale	-	(59,073)
Total Joint Venture NOI at UDR's Pro-Rata Ownership Interest	$ 17,717	$ 35,671

JV Return on Equity ("ROE"): The Company defines JV ROE as the pro rata share of property NOI plus property and asset management fee revenue less interest expense, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

JV Return on Invested Capital ("ROIC"): The Company defines JV ROIC as the pro rata share of property NOI plus property and asset management fee revenue divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Net income/(loss) attributable to UDR, Inc.	$ 86,855	$ 73,822	$ 65,417	$ 40,549	$ 30,007
Property management	5,851	5,694	5,668	5,598	5,527
Other operating expenses	1,769	1,766	2,174	2,009	2,162
Real estate depreciation and amortization	90,344	88,777	91,406	89,339	88,876
Interest expense	29,673	28,800	32,792	33,087	31,691
Casualty-related (recoveries)/charges, net	843	996	41	-	-
General and administrative	13,721	12,152	11,722	11,554	12,530
Tax provision/(benefit), net (includes valuation adjustment)	(1,404)	(425)	(7,087)	(2,492)	(2,190)
Income/(loss) from unconsolidated entities	573	(59,159)	2,074	939	428
Interest and other income, net	(382)	(360)	44	(9,061)	(1,426)
Joint venture management and other fees	(3,098)	(12,706)	(3,445)	(3,165)	(2,747)
Other depreciation and amortization	1,700	1,623	2,117	1,385	1,193
(Income)/loss from discontinued operations, net of tax	-	-	-	(79)	(18)
(Gain)/loss on sale of real estate owned, net of tax	(79,042)	-	(61,267)	(31,302)	(26,709)
Net income/(loss) attributable to noncontrolling interests	3,029	2,595	2,335	1,443	1,079
Total consolidated NOI	$ 150,432	$ 143,575	$ 143,991	$ 139,804	$ 140,403

Non-Mature: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store ("SS") Communities: The Company defines QTD SS Communities as those communities stabilized for five full consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the quarter in the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less Recurring Capital Expenditures, minus the project's annualized operating NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by total cost of the project.

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Revenue Enhancing Capital Expenditures: The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities: The Company defines Sold Communities as those communities that previously met the criteria for discontinued operations and were disposed of prior to the end of the most recent quarter.

Stabilization for Same Store Classification: The Company generally defines stabilization as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments: Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page 30 of this presentation, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Revenue per Occupied Home: The Company defines total revenue per occupied home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers total revenue per occupied home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Value Creation: Value creation is defined as the difference between the Company's best estimate of the current or expected market value of a community and its original purchase price or cost basis. Underlying valuation estimates and model inputs are provided by the Company. Estimated value creation is not representative of the Company's expectations for its overall financial performance or cash flow growth and there can be no assurances that the value creation implied for any of the Company's communities will be achieved.

Management considers value creation a useful metric for investors as it quantifies how successful the Company's past investments have been and current investments are expected to be.

YTD Same-Store ("SS") Communities: The Company defines YTD SS Communities as those communities stabilized for two full consecutive calendar years. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year.

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP net income/(loss) per share for full year 2015 and third quarter of 2015 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full Year 2015 Low	Full Year 2015 High
Forecasted earnings per diluted share	$ 0.79	$ 0.83
Conversion from GAAP share count	(0.10)	(0.10)
Net (gain)/loss on the sale of depreciable property, excluding TRS	(0.50)	(0.50)
Depreciation	1.46	1.46
Noncontrolling Interests	(0.02)	(0.02)
Preferred Dividends	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 1.64**	**$ 1.68**
Disposition-related FFO	(0.03)	(0.03)
Long-term incentive plan transition costs	0.01	0.01
Acquisition-related and other costs	0.01	0.01
Forecasted FFO as Adjusted per diluted share and unit	**$ 1.63**	**$ 1.67**
Recurring capital expenditures	(0.17)	(0.17)
Forecasted AFFO per diluted share and unit	**$ 1.46**	**$ 1.50**

	3Q 2015 Low	3Q 2015 High
Forecasted earnings per diluted share	$ 0.05	$ 0.07
Conversion from GAAP share count	(0.03)	(0.03)
Depreciation	0.37	0.37
Noncontrolling Interests	-	-
Preferred Dividends	-	-
Forecasted FFO per diluted share and unit	**$ 0.39**	**$ 0.41**
Disposition-related FFO	-	-
Long-term incentive plan transition costs	-	-
Acquisition-related and other costs	-	-
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.39**	**$ 0.41**
Recurring capital expenditures	(0.05)	(0.05)
Forecasted AFFO per diluted share and unit	**$ 0.34**	**$ 0.36**

Net Debt to EBITDA: The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, and TRS income tax.

Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided below:

Net Debt-to-EBITDA ($000s)		Quarter Ended June 30, 2015
Net income/(loss) attributable to UDR, Inc.	$	86,855
Adjustments (includes continuing and discontinued operations):		
Interest expense		29,673
Real estate depreciation and amortization		90,344
Real estate depreciation and amortization on unconsolidated joint ventures		10,017
Other depreciation and amortization		1,700
Noncontrolling interests		3,029
Income tax expense/(benefit)		(1,404)
EBITDA	**$**	**220,214**
(Gain)/loss on sale of real estate owned, net of tax		(79,042)
Long-term incentive plan transition costs		1,008
Acquisition-related costs/(fees), including joint ventures		1,544
Casualty-related (recoveries)/charges, net		843
EBITDA - adjusted for non-recurring items	**$**	**144,567**
Annualized EBITDA – adjusted for non-recurring items	**$**	**578,268**
Interest expense	$	29,673
Capitalized interest expense		3,775
Total interest	$	33,448
Preferred dividends	$	931
Total debt	$	3,564,403
Cash		2,990
Net Debt	**$**	**3,561,413**
Interest Coverage Ratio		**6.58x**
Fixed Charge Coverage Ratio		**6.41x**
Interest Coverage Ratio – adjusted for non-recurring items		**4.32x**
Fixed Charge Coverage Ratio – adjusted for non-recurring items		**4.21x**
Net Debt-to-EBITDA, adjusted for non-recurring items		**6.2x**

In thousands, except per share amounts	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Net income/(loss) attributable to common stockholders	$ 85,924	$ 29,076	$ 158,815	$ 46,506
Real estate depreciation and amortization, including discontinued operations	90,344	88,876	179,121	177,409
Noncontrolling interests	3,029	1,079	5,624	1,730
Real estate depreciation and amortization on unconsolidated joint ventures	10,017	8,861	19,867	19,528
Net (gain)/loss on the sale of unconsolidated depreciable property (2)	-	-	(59,073)	-
Net (gain)/loss on the sale of depreciable property, excluding TRS	(79,042)	(26,709)	(79,042)	(49,883)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 110,272	$ 101,183	$ 225,312	$ 195,290
Distributions to preferred stockholders - Series E (Convertible)	931	931	1,862	1,862
FFO attributable to common stockholders and unitholders, diluted	$ 111,203	$ 102,114	$ 227,174	$ 197,152
FFO per common share and unit, basic	$ 0.41	$ 0.39	$ 0.85	$ 0.75
FFO per common share and unit, diluted	$ 0.41	$ 0.39	$ 0.84	$ 0.75
Weighted average number of common shares and OP Units outstanding - basic	266,974	259,571	266,489	259,533
Weighted average number of common shares, OP Units, and common stock equivalents outstanding - diluted	271,931	264,543	271,448	264,444
Impact of adjustments to FFO:				
Acquisition-related costs/(fees), including joint ventures (1)	$ 1,544	$ -	$ 1,743	$ 102
Cost/(benefit) associated with debt extinguishment and other	-	192	-	192
Texas Joint Venture promote and disposition fee income (2)	-	-	(9,633)	-
Long-term incentive plan transition costs	1,008	-	1,862	-
(Gain)/loss on sale of land	-	-	-	(1,120)
Casualty-related (recoveries)/charges, net	843	-	1,839	500
	$ 3,395	$ 192	$ (4,189)	$ (326)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 114,598	$ 102,306	$ 222,985	$ 196,826
FFO as Adjusted per common share and unit, diluted	$ 0.42	$ 0.39	$ 0.82	$ 0.74
Recurring capital expenditures	(10,111)	(11,096)	(17,354)	(17,697)
AFFO attributable to common stockholders and unitholders	$ 104,487	$ 91,210	$ 205,631	$ 179,129
AFFO per common share and unit, diluted	$ 0.38	$ 0.34	$ 0.76	$ 0.68

(1) 2Q15 acquisition-related costs include $1.5 million related to UDR's share of the West Coast Development joint venture's transaction expenses, which are recorded as income/(loss) from unconsolidated entities on Attachment 1 of the Company's quarterly supplemental disclosure.

(2) The Company recorded promote and disposition fee income of approximately $9.6 million and a gain of approximately $59.1 million in connection with the sale of eight communities held by the Texas Joint Venture in 1Q15.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income, our expectation that we will be able to close the acquisition of the Washington, DC properties from Home Properties generally on the terms that we have disclosed and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

This presentation and these forward-looking statements include UDR's analysis and conclusions and reflect UDR's judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

UDR®

Investor Relations Contact:
Shelby Noble
snoble@udr.com
720.922.6082